EX. FILING FEES

Calculation of Filing Fee Tables

Form N-2

(Form Type)

PIMCO Municipal Income Fund II

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Shares	457(o)	(1)	(1)	$1,000,000	$110.20	$110.20

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

Total Offering Amounts						$1,000,000		$110.20

Total Fees Previously Paid								—

Total Fee Offsets								$110.20

Net Fee Due								$0

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Rule 457(p)

Fee Offset Claims	PIMCO Municipal Income Fund II	424B5	333-266754	8/11/2022		$110.20(2)	Equity	Common Shares		$202,419,317

Fee Offset Sources	PIMCO Municipal Income Fund II	424B5	333-266754		8/11/2022						$20,857.50(2)

(1)

There are being registered hereunder a presently indeterminate number of common shares to be offered on an immediate, continuous or delayed basis. The proposed maximum offering price per security will be determined, from time to time, by the registrant in connection with the sale by the registrant of the securities registered under this registration statement.

(2)

On August 11, 2022, PIMCO Municipal Income Fund (the “Fund”) filed (i) an automatically effective shelf registration statement, deferring payment of all registration fees (the “2022 Registration Statement”), and (ii) a prospectus supplement, pursuant to the 2022 Registration Statement (the “2022 Prospectus Supplement”), relating to the offer and sale of the Fund’s common shares having an aggregate offering price of up to $225,000,000 under the Fund’s then current “at the market” program (the “ATM Shares”). In connection with the filing of the 2022 Prospectus Supplement, the Fund made a contemporaneous registration fee payment of $20,857.50. As of the date of this filing, $202,419,317 of the Fund’s common shares remain unsold under the 2022 Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended (the “Securities Act”), the registration fee of $18,764.27 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the 2022 Prospectus Supplement and were not sold thereunder is offset against the registration fee of $110.20 due for this registration statement filing. The offering of unsold ATM Shares pursuant to the 2022 Registration Statement has been terminated. In addition, pursuant to Rule 457(p) under the Securities Act, the remaining unused fees from the 2022 Registration Statement and 2022 Prospectus Supplement will be applied to the fees payable pursuant to this registration statement under the applicable prospectus supplement.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date